UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2015

Fifth Street Senior Floating Rate Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35999	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 1, 2015, Fifth Street Senior Floating Rate Corp. (the “Company”) issued a press release announcing the declaration of the following distributions:

•                       $0.075 per share, payable on December 22, 2015 to stockholders of record on December 11, 2015;

•                       $0.075 per share, payable on January 15, 2016 to stockholders of record on January 4, 2016; and

•                       $0.075 per share, payable on February 16, 2016 to stockholders of record on February 5, 2016.

Additionally, the Company announced it has rescheduled its earnings report for the quarter and fiscal year ended September 30, 2015 and now plans to report earnings after the financial markets close in New York on Tuesday, December 14, 2015.

The Company will hold a conference call at 11:00 a.m. (Eastern Time) on Wednesday, December 15, 2015, to discuss its financial results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.       Press release dated December 1, 2015

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET SENIOR FLOATING RATE CORP.
Date: December 2, 2015	By:	/s/ Kerry Acocella
Name: Kerry Acocella Title: Chief Compliance Officer